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                                                                    EXHIBIT 10.2


                     FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS FIFTH AMENDMENT, made as of the 1st day of March, 1999, by and between MECHANICAL DYNAMICS, INC., a Michigan corporation (the "Company"), having offices located at 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, and ROBERT R. RYAN, of Brighton, Michigan ("Employee"), for the purpose of amending that certain Employment Agreement between the Company and Employee dated as of April 1, 1994, and amended by agreements dated as of March 1, 1995, as of March 1, 1996, as of March 1, 1997, and as of March 1, 1998 (collectively, the "Employment Agreement").


                                   WITNESSETH:

         WHEREAS, the Company and Employee desire to extend the Employment Agreement and to confirm modifications to the terms of said Agreement herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and in the Employment Agreement, the parties hereto agree as follows:

         A. Section 2 of the Employment Agreement is hereby amended to extend the term of said Agreement through March 31, 2001.

         B. Section 6 of the Employment Agreement is hereby deleted in its entirety and there is substituted therefor a new Section 6 as follows:

              "6. CHANGE OF DUTIES; RELOCATION. In the event that during the term of this Agreement, the Company's Board of Directors chooses to change the Employee's title as President and Chief Operating Officer of the Company and/or his duties hereunder, or directs Employee to relocate away from Ann Arbor, Michigan, then Employee shall be entitled to resign and to receive as severance compensation, his entire base salary, bonus (calculated as provided in Section 7.4 hereof), vacation and fringe benefits in the amounts and payable as provided herein for a period equal to the then remaining term of this Agreement. Further, if the remaining term of this Agreement is less than one (1) year from the date of Employee's resignation, then the term of this Agreement shall be automatically extended through a date one (1) year from the date of such resignation."

         C. Section 7.4 of the Employment Agreement is hereby deleted in its entirety and there is substituted therefor a new Section 7.4 as follows:

                   "7.4 Change of Control. In the event of a change in control (as hereinafter defined) of the Company, then the term of this Agreement shall be automatically extended through a date two (2) years from the effective date of such change in



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         control. Further, if, after the effective date of the change in control, Employee resigns for any reason or is terminated with or without "Cause", then, in any such event, the Company shall (a) continue to pay Employee's base salary on a monthly basis and provide all fringe benefits, in each case as in effect at the date of Employee's resignation or termination, for a period (the "Contract Period") equal to the greater of the remaining term of this Agreement or one (1) year from the date of resignation or termination and (b) pay Employee a bonus for the Contract Period equal to the highest bonus paid to Employee during the last three (3) calendar years preceding his resignation or termination multiplied by the number of months from the beginning of the calendar year in which resignation or termination occurs to the end of the Contract Period divided by twelve (12), said bonus to be paid in equal monthly installments during the Contract Period. Such payment and benefits shall be in lieu of all other payments and benefits to which Employee might otherwise be entitled under the Company's employee policies and procedures and/or under this Agreement. For purposes of this Section 7.4, the term "change of control" shall mean the sale of fifty percent (50%) or more of (i) the Company's outstanding capital stock or (ii) the assets of the Company."

         D. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment as of the day and year first above written.

WITNESS:                                                  COMPANY

                                                   MECHANICAL DYNAMICS, INC.


/s/ Linda K. Moore                          By: /s/ Michael E. Korybalski
_________________________                      _________________________________
                                               Michael E. Korybalski, CEO


                                                         EMPLOYEE

/s/ Linda K. Moore                          /s/ Robert R. Ryan
_________________________                   ____________________________________
                                            Robert R. Ryan









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